Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FIRST QUARTER 2025 RESULTS

Highlights:

●	1Q25 Reported EPS of $2.09

¡	Adjusted EPS of $2.30, up 0.4% and up ~4% ex. currency (non-GAAP)

●	1Q25 Net sales of $2.1 billion, down 0.1%

¡	Organic sales change (non-GAAP), up 2.3%

●	2Q25 Reported EPS guidance of $2.25 to $2.45

¡	2Q25 Adjusted EPS guidance of $2.30 to $2.50

MENTOR, Ohio, April 23, 2025 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its first quarter ended March 29, 2025. Non-GAAP financial measures referenced in this release are reconciled from GAAP in the attached financial schedules. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We delivered a strong first quarter, in-line with expectations,” said Deon Stander, president and CEO. “Both our Materials and Solutions Groups achieved strong results in a dynamic environment.

“We have a proven track record of delivering strong results across cycles, due to the strength of our overall franchise,” added Stander. “While uncertainty is elevated, we are prepared for multiple scenarios as we progress through the year.

“Once again, I want to thank our agile, engaged and talented team for their focus on excellence and commitment to addressing challenges at hand.”

First Quarter 2025 Results by Segment

Materials Group

●	Reported sales decreased 1.1% to $1.5 billion.

●	Sales up 1.2% on an organic basis

¡	High-value categories, including Intelligent Labels, up high single digits in total; base categories down low single digits

¡	Label Materials up low single digits

¡	Graphics and Reflectives up high single digits; Performance Tapes and Medical up mid-single digits

●	Reported operating margin of 15.3%

¡	Adjusted operating margin (non-GAAP) of 15.6%, down 50 basis points

¡	Adjusted EBITDA margin (non-GAAP) of 17.7%, down 60 basis points, as benefits from productivity and higher volume were more than offset by the net impact of pricing and raw material input costs.

∎	Strong margin, in-line with expectations and up 70 basis points sequentially

Solutions Group

●	Reported sales increased 2.0% to $668 million.

●	Sales up 4.9% on an organic basis

¡	Sales in high-value categories, including Intelligent Labels, up low single digits

∎	Intelligent Labels up in apparel and food, partially offset by decline in logistics, as expected

∎	Vestcom sales up high single digits

∎	Embelex down mid-single digits

¡	Sales in base categories up high single digits

¡	Overall apparel categories up mid-single digits

●	Reported operating margin of 8.7%

¡	Adjusted operating margin of 10.2%, up 90 basis points

¡	Adjusted EBITDA margin of 17.2%, up 110 basis points compared to prior year as benefits from productivity and higher volume were partially offset by growth investments.

Other

Balance Sheet and Capital Deployment

During the first quarter of 2025, the company returned $331 million in cash to shareholders through a combination of share repurchases and dividends. The company repurchased 1.4 million shares at an aggregate cost of $262 million in the quarter. Net of dilution from long-term incentive awards, the company’s share count was down 2.3 million compared to the same time last year.

The company continues to deploy capital in a disciplined manner, executing its long-term capital allocation strategy. The company’s balance sheet remains strong. Net debt to adjusted EBITDA (non-GAAP) was 2.3x at the end of the first quarter.

Income Taxes

The company’s reported effective tax rate was 26.7% in the first quarter. The adjusted tax rate (non-GAAP) for the quarter was 26.0%.

Cost Reduction Actions

In the first quarter, the company realized approximately $14 million in pre-tax savings from restructuring, net of transition costs, and incurred approximately $5 million in pre-tax restructuring charges.

Guidance

In its supplemental presentation materials, “First Quarter 2025 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its financial results. Based on the factors listed and other assumptions, the company expects second quarter 2025 reported earnings per share of $2.25 to $2.45.

Excluding an estimated ~$0.05 per share impact of restructuring charges and other items, the company expects second quarter 2025 adjusted earnings per share of $2.30 to $2.50.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “First Quarter 2025 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison Corporation (NYSE: AVY) is a global materials science and digital identification solutions company. We are Making Possible™ products and solutions that help advance the industries we serve, providing branding and information solutions that optimize labor and supply chain efficiency, reduce waste, advance sustainability, circularity and transparency, and better connect brands and consumers. We design and develop labeling and functional materials, radio-frequency identification (RFID) inlays and tags, software applications that connect the physical and digital, and offerings that enhance branded packaging and carry or display information that improves the customer experience. Serving industries worldwide — including home and personal care, apparel, general retail, e-commerce, logistics, food and grocery, pharmaceuticals and automotive — we employ approximately 35,000 employees in more than 50 countries. Our reported sales in 2024 were $8.8 billion. Learn more at www.averydennison.com.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties.

We believe that the most significant risk factors that could affect our financial performance in the near term include: (i) the impact on underlying demand for our products from global economic conditions, tariffs, geopolitical uncertainty, and changes in environmental standards, regulations and preferences; (ii) competitors’ actions, including pricing, expansion in key markets, and product offerings; (iii) the cost and availability of raw materials; (iv) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; (v) foreign currency fluctuations; and (vi) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to, risks and uncertainties related to the following:

●

International Operations – worldwide economic, social, geopolitical and market conditions; changes in geopolitical conditions, including those related to trade relations and tariffs, China, the Russia-Ukraine war, the Israel-Hamas war and related hostilities in the Middle East; fluctuations in foreign currency exchange rates; and other risks associated with international operations, including in emerging markets

●

Our Business – fluctuations in demand affecting sales to customers; fluctuations in the cost and availability of raw materials and energy; changes in our markets due to competitive conditions, technological developments, laws and regulations, and customer preferences; environmental regulations and sustainability trends; the impact of competitive products and pricing; the execution and integration of acquisitions; selling prices; customer and supplier concentrations or consolidations; the financial condition of distributors; outsourced manufacturers; product and service quality claims; restructuring and other cost reduction actions; our ability to generate sustained productivity improvement and our ability to achieve and sustain targeted cost reductions; the timely development and market acceptance of new products, including sustainable or sustainably-sourced products; our investment in development activities and new production facilities; the collection of receivables from customers; and our sustainability and governance practices

●	Information Technology – disruptions in information technology systems; cybersecurity events or other security breaches; and successful installation of new or upgraded information technology systems

●

Income Taxes – fluctuations in tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; and the realization of deferred tax assets

●	Human Capital – recruitment and retention of employees and collective labor arrangements

●	Our Indebtedness – our ability to obtain adequate financing arrangements and maintain access to capital; credit rating risks; fluctuations in interest rates; and compliance with our debt covenants

●	Ownership of Our Stock – potential significant variability of our stock price and amounts of future dividends and share repurchases

●

Legal and Regulatory Matters – protection and infringement of our intellectual property; the impact of legal and regulatory proceedings, including with respect to compliance and anti-corruption, environmental, health and safety, and trade compliance

●	Other Financial Matters – fluctuations in pension costs and goodwill impairment

For a more detailed discussion of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Form 10-K, filed with the Securities and Exchange Commission on February 26, 2025.

The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com.

Contacts:

John Eble

Vice President, Finance and Investor Relations

investorcom@averydennison.com

Holly Billik

Corporate Communications and Media Relations

holly.billik@averydennison.com

First Quarter Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)
	1Q	1Q	% Sales Change vs. PY
	2025	2024	Reported	Ex. Currency	Organic

Net sales, by segment:

Materials Group	$1,480.1	$1,496.5	(1.1%)	1.2%	1.2%

Solutions Group	668.2	654.8	2.0%	4.9%	4.9%

Total net sales	$2,148.3	$2,151.3	(0.1%)	2.3%	2.3%

				% of Sales
	1Q	1Q	%	1Q	1Q
	2025	2024	Change	2025	2024

Segment adjusted operating income and margins:

Materials Group	$230.3	$240.5		15.6%	16.1%

Solutions Group	68.2	60.9		10.2%	9.3%

Corporate expense	(24.0)	(27.7)

Adjusted operating income and margins (non-GAAP)	$274.5	$273.7	0.3%	12.8%	12.7%

Segment adjusted EBITDA and margins:

Materials Group	$261.8	$273.3		17.7%	18.3%

Solutions Group	114.6	105.4		17.2%	16.1%

Corporate expense	(24.0)	(27.7)

Adjusted EBITDA and margins (non-GAAP)	$352.4	$351.0	0.4%	16.4%	16.3%

Net income as reported	$166.3	$172.4	(3.5%)	7.7%	8.0%

Adjusted net income (non-GAAP)	$182.6	$185.1	(1.4%)	8.5%	8.6%

Net income per common share, assuming dilution as reported	$2.09	$2.13	(1.9%)

Adjusted net income per common share, assuming dilution (non-GAAP)	$2.30	$2.29	0.4%

Adjusted free cash flow (non-GAAP)	($53.1)	$58.1

See accompanying schedules A-4 to A-8 for reconciliations of non-GAAP financial measures from GAAP.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended

	Mar. 29, 2025	Mar. 30, 2024

Net sales	$2,148.3	$2,151.3

Cost of products sold	1,526.8	1,519.1

Gross profit	621.5	632.2

Marketing, general and administrative expense	347.0	365.2

Other expense (income), net	19.9	12.6

Interest expense	30.9	28.6

Other non-operating expense (income), net	(3.3)	(8.6)

Income before taxes	227.0	234.4

Provision for income taxes	60.7	62.0

Net income	$166.3	$172.4

Per share amounts:

Net income per common share, assuming dilution	$2.09	$2.13

Weighted average number of common shares outstanding, assuming dilution	79.4	81.0

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Mar. 29, 2025	Mar. 30, 2024

Current assets:

Cash and cash equivalents	$195.9	$185.7

Trade accounts receivable, net	1,518.0	1,478.0

Inventories	1,017.5	972.5

Other current assets	299.0	250.6

Total current assets	3,030.4	2,886.8

Property, plant and equipment, net	1,583.0	1,598.2

Goodwill and other intangibles resulting from business acquisitions, net	2,726.1	2,817.5

Deferred tax assets	119.0	115.5

Other assets	896.2	837.2

Total assets	$8,354.7	$8,255.2

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Short-term borrowings and current portion of long-term debt and finance leases	$877.5	$1,170.5

Accounts payable	1,272.6	1,301.5

Other current liabilities	802.7	836.2

Total current liabilities	2,952.8	3,308.2

Long-term debt and finance leases	2,581.6	2,069.9

Other long-term liabilities	649.8	673.1

Shareholders’ equity:

Common stock	124.1	124.1

Capital in excess of par value	817.7	834.0

Retained earnings	5,276.5	4,809.1

Treasury stock at cost	(3,598.6)	(3,141.2)

Accumulated other comprehensive loss	(449.2)	(422.0)

Total shareholders’ equity	2,170.5	2,204.0

Total liabilities and shareholders’ equity	$8,354.7	$8,255.2

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Three Months Ended

	Mar. 29, 2025	Mar. 30, 2024

Operating Activities

Net income	$166.3	$172.4

Adjustments to reconcile net income to net cash (used in) provided by operating activities:

Depreciation	48.8	49.0

Amortization	29.1	28.3

Provision for credit losses and sales returns	11.9	11.8

Stock-based compensation	7.9	7.5

Deferred taxes and other non-cash taxes	(14.8)	(3.0)

Other non-cash expense and loss (income and gain), net	20.5	18.1

Changes in assets and liabilities and other adjustments	(286.0)	(164.3)

Net cash (used in) provided by operating activities	(16.3)	119.8

Investing Activities

Purchases of property, plant and equipment	(36.0)	(48.8)

Purchases of software and other deferred charges	(7.6)	(6.9)

Purchases of Argentine Blue Chip Swap securities	---	(20.2)

Proceeds from sales of Argentine Blue Chip Swap securities	---	14.0

Proceeds from sales of property, plant and equipment	---	0.1

Proceeds from insurance and sales (purchases) of investments, net	6.8	0.1

Proceeds from the settlement of net investment hedges	6.2	---

Payments for acquisitions, net of cash acquired, and venture investments	(2.6)	(0.3)

Net cash used in investing activities	(33.2)	(62.0)

Financing Activities

Net increase (decrease) in borrowings with maturities of three months or less	796.5	15.9

Repayments of long-term debt and finance leases	(525.0)	(1.7)

Dividends paid	(69.4)	(65.3)

Share repurchases	(261.6)	(15.6)

Net (tax withholding) proceeds related to stock-based compensation	(11.9)	(18.3)

Payments for the settlement of fair value hedges	(13.5)	---

Net cash used in financing activities	(84.9)	(85.0)

Effect of foreign currency translation on cash balances	1.2	(2.1)

Increase (decrease) in cash and cash equivalents	(133.2)	(29.3)

Cash and cash equivalents, beginning of year	329.1	215.0

Cash and cash equivalents, end of period	$195.9	$185.7

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Reconciliation of Non-GAAP Financial Measures from GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results prepared in accordance with GAAP. We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparisons with the results of competitors for quarters and year-to-date periods, as applicable. Based on feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are also useful to their assessments of our performance and operating trends, as well as liquidity. Reconciliations of our non-GAAP financial measures from the most directly comparable GAAP financial measures are provided in accordance with Regulations G and S-K.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it more difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, outcomes of certain legal matters and settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on venture investments and other, currency adjustments due to highly inflationary economies, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency or timing.

We use the non-GAAP financial measures described below in the accompanying news release.

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, the currency adjustments for transitional reporting of highly inflationary economies, and the reclassification of sales between segments. Additionally, where applicable, sales change ex. currency is also adjusted for an extra week in our fiscal year and the calendar shift resulting from an extra week in the prior fiscal year. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior-period results translated at current period average exchange rates to exclude the effect of foreign currency fluctuations.

Our 2025 fiscal year that began on December 29, 2024 will end on December 31, 2025; fiscal years 2026 and beyond will be coincident with the calendar year beginning on January 1 and ending on December 31.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of acquisitions and product line divestitures.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to net income adjusted for taxes; other expense (income), net; interest expense; other non-operating expense (income), net; and other items.

Adjusted EBITDA refers to adjusted operating income before depreciation and amortization.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as effects of certain discrete tax planning actions, impacts related to enactments of comprehensive tax law changes, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges, and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. We believe that the net debt to adjusted EBITDA ratio assists investors in assessing our leverage position.

Adjusted free cash flow refers to cash flow (used in) provided by operating activities, less payments for property, plant and equipment, less payments for software and other deferred charges, plus proceeds from company-owned life insurance policies, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments, less net cash used for Argentine Blue Chip Swap securities. Where applicable, adjusted free cash flow is also adjusted for certain acquisition-related transaction costs. We believe that adjusted free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended

	Mar. 29, 2025	Mar. 30, 2024

Reconciliation of non-GAAP operating and EBITDA margins from GAAP:

Net sales	$2,148.3	$2,151.3

Income before taxes	$227.0	$234.4

Income before taxes as a percentage of net sales	10.6%	10.9%

Adjustments:

Interest expense	$30.9	$28.6

Other non-operating expense (income), net	(3.3)	(8.6)

Operating income before interest expense, other non-operating expense (income) and taxes	$254.6	$254.4

Operating margins	11.9%	11.8%

As reported net income	$166.3	$172.4

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	4.7	4.9

Asset impairment and lease cancellation charges	0.2	1.1

(Gain) loss on venture investments and other	14.3	2.2

Losses from Argentine peso remeasurement and Blue Chip Swap transactions	0.7	11.3

Outcomes of legal matters and settlements, net	---	(0.2)

Interest expense	30.9	28.6

Other non-operating expense (income), net(1)	(3.3)	(8.6)

Provision for income taxes	60.7	62.0

Adjusted operating income (non-GAAP)	$274.5	$273.7

Adjusted operating margins (non-GAAP)	12.8%	12.7%

Depreciation and amortization	$77.9	$77.3

Adjusted EBITDA (non-GAAP)	$352.4	$351.0

Adjusted EBITDA margins (non-GAAP)	16.4%	16.3%

Reconciliation of non-GAAP net income from GAAP:

As reported net income	$166.3	$172.4

Adjustments:

Restructuring charges and other items	19.9	19.3

Argentine interest income	(0.1)	(3.6)

Tax effect on restructuring charges and other items, and impact of adjusted tax rate	(3.5)	(3.0)

Adjusted net income (non-GAAP)	$182.6	$185.1

(1)	Includes Argentine interest income of $.1 and $3.6 for the three months ended March 29, 2025 and March 30, 2024, respectively.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FROM GAAP

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended

	Mar. 29, 2025	Mar. 30, 2024

Reconciliation of non-GAAP net income per common share from GAAP:

As reported net income per common share, assuming dilution	$2.09	$2.13

Adjustments per common share, net of tax:

Restructuring charges and other items	0.25	0.24

Argentine interest income	---	(0.04)

Tax effect on restructuring charges and other items, and impact of adjusted tax rate	(0.04)	(0.04)

Adjusted net income per common share, assuming dilution (non-GAAP)	$2.30	$2.29

Weighted average number of common shares outstanding, assuming dilution	79.4	81.0
Our adjusted tax rate was 26% for both the three months ended March 29, 2025 and March 30, 2024.
	(UNAUDITED)

	Three Months Ended

	Mar. 29, 2025	Mar. 30, 2024

Reconciliation of non-GAAP free cash flow from GAAP:

Net cash (used in) provided by operating activities	$(16.3)	$119.8

Purchases of property, plant and equipment	(36.0)	(48.8)

Purchases of software and other deferred charges	(7.6)	(6.9)

Purchases of Argentine Blue Chip Swap securities	---	(20.2)

Proceeds from sales of Argentine Blue Chip Swap securities	---	14.0

Proceeds from sales of property, plant and equipment	---	0.1

Proceeds from insurance and sales (purchases) of investments, net	6.8	0.1

Adjusted free cash flow (non-GAAP)	$(53.1)	$58.1

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	NET SALES

	First Quarter Ended

	2025	2024

Materials Group	$1,480.1	$1,496.5

Solutions Group	668.2	654.8

Total net sales	$2,148.3	$2,151.3

RECONCILIATION OF NON-GAAP SUPPLEMENTARY INFORMATION FROM GAAP

	First Quarter Ended

	2025	2024
Materials Group

Operating income, as reported	$225.9	$226.1

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	2.5	2.4

Asset impairment and lease cancellation charges	---	0.1

Losses from Argentine peso remeasurement and Blue Chip Swap transactions	0.7	11.3

(Gain) loss on venture investments and other	1.2	---

Outcomes of legal matters and settlements, net	---	0.6

Adjusted operating income (non-GAAP)	$230.3	$240.5

Depreciation and amortization	31.5	32.8

Adjusted EBITDA (non-GAAP)	$261.8	$273.3

Operating margins, as reported	15.3%	15.1%

Adjusted operating margins (non-GAAP)	15.6%	16.1%

Adjusted EBITDA margins (non-GAAP)	17.7%	18.3%

Solutions Group

Operating income, as reported	$58.1	$56.1

Adjustments:

Restructuring charges, net of reversals:

Severance and related costs, net of reversals	1.8	2.4

Asset impairment and lease cancellation charges	0.2	1.0

(Gain) loss on venture investments and other	8.1	2.2

Outcomes of legal matters and settlements, net	---	(0.8)

Adjusted operating income (non-GAAP)	$68.2	$60.9

Depreciation and amortization	46.4	44.5

Adjusted EBITDA (non-GAAP)	$114.6	$105.4

Operating margins, as reported	8.7%	8.6%

Adjusted operating margins (non-GAAP)	10.2%	9.3%

Adjusted EBITDA margins (non-GAAP)	17.2%	16.1%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except ratios)

(UNAUDITED)

	QTD
	2Q24	3Q24	4Q24	1Q25

Reconciliation of non-GAAP EBITDA from GAAP:

As reported net income	$176.8	$181.7	$174.0	$166.3

Other expense (income), net	27.0	15.3	16.7	19.9

Interest expense	29.2	30.0	29.2	30.9

Other non-operating expense (income), net	(5.8)	(4.9)	(7.4)	(3.3)

Provision for income taxes	61.6	57.6	67.4	60.7

Depreciation and amortization	78.6	78.1	78.2	77.9

Adjusted EBITDA (non-GAAP)	$367.4	$357.8	$358.1	$352.4

Total Debt				$3,459.1

Less: Cash and cash equivalents				195.9

Net Debt				$3,263.2

Net Debt to Adjusted EBITDA LTM* (non-GAAP)				2.3

*LTM = Last twelve months (2Q24 to 1Q25)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	First Quarter 2025
	Total Company	Materials Group	Solutions Group

Reconciliation of non-GAAP organic sales change from GAAP:

Reported net sales change	(0.1%)	(1.1%)	2.0%

Reclassification of sales between segments	---	(0.7%)	1.6%

Foreign currency translation	2.5%	3.0%	1.3%

Sales change ex. currency (non-GAAP)(1)	2.3%	1.2%	4.9%

Organic sales change (non-GAAP)(1)	2.3%	1.2%	4.9%

(1)	Totals may not sum due to rounding.